Exhibit 1

CEMEX ANNOUNCES PRICING

OF U.S.$1.0 BILLION OF SUBORDINATED NOTES WITH NO FIXED MATURITY

MONTERREY, MEXICO. JUNE 4, 2025 — Cemex, S.A.B. de C.V. (“Cemex”) (NYSE: CX) announced today the pricing of U.S.$1.0 billion of its subordinated notes with no fixed maturity denominated in U.S. Dollars (the “Notes”).

The Notes have no fixed maturity date and will be subordinated to all senior obligations, equal in right of payment to existing subordinated notes, and senior only to equity. The Notes will bear interest semi-annually at an initial rate of 7.200% per annum, subject to the right of Cemex to defer interest payments. The interest rate will reset every five years commencing on September 10, 2030 (the date that is 5.25 years after the issue date) (the “First Step-up Date”). The step-up interest rate for reset periods commencing on the First Step-Up Date and ending on September 10, 2050 (the date that is 20 years after the First Step-up Date) (the “Second Step-up Date”), will be calculated based on the five-year U.S. Treasury plus the initial margin of 3.270% (the “Initial Margin”) plus 0.25% per annum (the “First Step-up Margin”). The step-up interest rate for reset periods commencing on and after the Second Step-up Date will be calculated based on the five-year U.S. Treasury plus the Initial Margin plus the First Step-up Margin plus 0.75% per annum.

The Notes will be issued at a price of 100.000% of face value. Cemex will be entitled to call the Notes prior to June 10, 2030 by paying a make-whole amount. Cemex will also be entitled to call the Notes (i) on any day during the period commencing on and including June 10, 2030 and ending on and including the First Step-up Date, and (ii) on each interest payment date thereafter, in each case at par. In addition, upon the occurrence of certain rating methodology, tax deductibility, withholding tax, substantial repurchase or accounting events, or a change of control resulting in a ratings decline, Cemex will have the option to redeem, in whole but not in part, the Notes at specified redemption prices. If Cemex does not redeem the Notes by the 90th day following the occurrence of a change of control resulting in a ratings decline, as further described in the preliminary offering memorandum, interest on the Notes will permanently increase by a rate of 5.0% per annum.

The closing of the offering is expected to occur on June 10, 2025, subject to satisfaction of customary closing conditions.

Cemex intends to use the net proceeds from the sale of the Notes for general corporate purposes, including to repay debt or other financial obligations.

Cemex does not expect the Notes to be included in Consolidated Net Debt when calculating the Consolidated Leverage Ratio pursuant to (and as each defined in) Cemex’s main credit agreements.

This communication is neither an offer to purchase nor a solicitation of an offer to sell or buy any securities of Cemex in any transaction.

The Notes have not been and will not be registered under the U.S. Securities Act of 1933, as amended (the “Securities Act”), or any state securities laws, and they may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act. The Notes are being offered only to persons reasonably believed to be qualified institutional buyers pursuant to Rule 144A and outside the United States pursuant to Regulation S, both as promulgated under the Securities Act.

THE NOTES HAVE NOT BEEN AND WILL NOT BE REGISTERED WITH THE MEXICAN NATIONAL SECURITIES REGISTRY (REGISTRO NACIONAL DE VALORES, OR “RNV”), MAINTAINED BY THE MEXICAN NATIONAL BANKING AND SECURITIES COMMISSION (COMISIÓN NACIONAL BANCARIA Y DE VALORES, OR “CNBV”), AND THEREFORE MAY NOT BE OFFERED OR SOLD PUBLICLY IN MEXICO, EXCEPT THAT THE NOTES MAY BE OFFERED AND SOLD IN MEXICO TO INVESTORS THAT QUALIFY AS INSTITUTIONAL AND QUALIFIED INVESTORS SOLELY PURSUANT TO THE PRIVATE PLACEMENT EXEMPTION SET FORTH IN ARTICLE 8 OF THE MEXICAN SECURITIES MARKET LAW (LEY DEL MERCADO DE VALORES, OR THE “MEXICAN SECURITIES MARKET LAW”). UPON THE ISSUANCE OF THE NOTES, CEMEX WILL NOTIFY THE CNBV OF THE ISSUANCE OF THE NOTES, INCLUDING THE PRINCIPAL TERMS AND CONDITIONS OF THE NOTES AND THE OFFERING OF THE NOTES OUTSIDE MEXICO. SUCH NOTICE WILL BE SUBMITTED TO THE CNBV TO COMPLY WITH ARTICLE 7, SECOND PARAGRAPH OF THE MEXICAN SECURITIES MARKET LAW AND REGULATIONS THEREUNDER, AND FOR STATISTICAL AND INFORMATION PURPOSES ONLY, AND THE DELIVERY TO AND THE RECEIPT BY THE CNBV OF SUCH NOTICE, DOES NOT CONSTITUTE OR IMPLY ANY CERTIFICATION AS TO THE INVESTMENT QUALITY OF THE NOTES OR OF CEMEX’S SOLVENCY, LIQUIDITY OR CREDIT QUALITY OR THE ACCURACY OR COMPLETENESS OF THE INFORMATION SET FORTH IN THE DOCUMENTS OF THE OFFERING. THE INFORMATION CONTAINED IN THE DOCUMENTS USED FOR THIS OFFERING OF THE NOTES IS THE EXCLUSIVE RESPONSIBILITY OF CEMEX AND HAS NOT BEEN REVIEWED OR AUTHORIZED BY THE CNBV.

This communication does not constitute an offer to sell or a solicitation of an offer to buy or an advertisement in respect of Notes in any province or territory of Canada to any person that is not an “accredited investor” as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), as applicable, and a “permitted client” as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations.

The Notes are not intended to be offered, sold, distributed or otherwise made available to and should not be offered, sold, distributed or otherwise made available to any retail investor in the European Economic Area (“EEA”). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client, as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended or superseded, “MiFID II”); or (ii) a customer within the meaning of Directive (EU) 2016/97, where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II. Consequently, no key information document required by Regulation (EU) No 1286/2014 (as amended, the “PRIIPs Regulation”) for offering or selling the Notes or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the Notes or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation.

The Notes are not intended to be offered, sold, distributed or otherwise made available to and should not be offered, sold, distributed or otherwise made available to any retail investor in the United Kingdom (the “UK”). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client, as defined in point (8) of Article 2 of Regulation (EU) No 2017/565 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018 (the “EUWA”); or (ii) a customer within the meaning of the provision of the Financial Services and Markets Act 2000 (as amended, the “FSMA”) and any rules or regulations made under the FSMA to implement Directive (EU) 2016/97, where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of domestic law by virtue of the EUWA. Consequently, no key information document required by Regulation (EU) No 1286/2014 as it forms part of domestic law by virtue of the EUWA (the “UK PRIIPs Regulation”) for offering or selling the Notes or otherwise making them available to retail investors in the UK has been prepared and therefore offering or selling the Notes or otherwise making them available to any retail investor in the UK may be unlawful under the UK PRIIPs Regulation.

Promotion of the Notes in the United Kingdom is restricted by the FSMA, and accordingly, the Notes are not being promoted to the general public in the United Kingdom. In the United Kingdom, this communication is for distribution only to, and is only directed at, (i) investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (as amended, the “Order”) or (ii) high net worth companies and other persons to whom it may lawfully be communicated, falling within Article 49(2)(a) to (d) of the Order (each such person being referred to as “relevant persons”). The Notes will only be available to, and any invitation, offer or agreement to subscribe, purchase or otherwise acquire such Notes will be engaged in only with, relevant persons. This communication is directed only at relevant persons and must not be acted on or relied on by anyone who is not a relevant person.

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Contact information

Analyst and Investor Relations - New York

Blake Haider

+1 (212) 317-6011

ir@cemex.com

Analyst and Investor Relations - Monterrey

Patricio Treviño Garza

+52 (81) 8888-4327

ir@cemex.com

Media Relations

Jorge Pérez

+52 (81) 8259-6666

jorgeluis.perez@cemex.com

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This press release contains forward-looking statements within the meaning of the U.S. federal securities laws. Cemex intends these forward-looking statements to be covered by the safe harbor provisions for forward-looking statements in the U.S. federal securities laws. These forward-looking statements reflect Cemex’s current expectations and projections about future events based on Cemex’s knowledge of present facts and circumstances and assumptions about future events, as well as Cemex’s current plans based on such facts and circumstances, unless otherwise indicated. These statements necessarily involve risks, uncertainties, and assumptions that could cause actual results to differ materially from Cemex’s expectations, including, among others, risks, uncertainties, and assumptions discussed in Cemex’s most recent annual report and detailed from time to time in Cemex’s other filings with the U.S. Securities and Exchange Commission, the CNBV and the Mexican Stock Exchange (Bolsa Mexicana de Valores, S.A.B. de C.V.), which factors are incorporated herein by reference, which if materialized could ultimately lead to Cemex’s expectations and/or expected results not producing the expected benefits and/or results. Forward-looking statements should not be considered guarantees of future performance, nor the results or developments are indicative of results or developments in subsequent periods. These factors may be revised or supplemented, and the information contained in this press release is subject to change without notice, but Cemex is not under, and expressly disclaims, any obligation to update or correct this press release or revise any forward-looking statement contained herein, whether as a result of new information, future events or otherwise, or to reflect the occurrence of anticipated or unanticipated events or circumstances. Any or all of Cemex’s forward-looking statements may turn out to be inaccurate. Accordingly, undue reliance on forward-looking statements should not be placed, as such forward-looking statements speak only as of the dates on which they are made. The content of this press release is for informational purposes only, and you should not construe any such information or other material as legal, tax, investment, financial, or other advice. Cemex is not responsible for any third-party information referenced in this press release.

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